EXHIBIT 32.1/32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of BALLY CORP., a Nevada corporation (the “Company”), on Form 10-K for the year ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”) Haiping Hu, President, Chief Executive Officer and Principal Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: April 14, 2023	/s/ Haiping Hu
Haiping Hu
Chief Executive Officer, Chief Financial Officer, Secretary and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)